UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2017

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On March 10, 2017, T Bancshares, Inc. (the “Company”) held a special meeting of the Company’s shareholders (the “Special Meeting”).  There were 4,051,657 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Special Meeting and 3,280,939 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Special Meeting.  Shareholders of the Company voted on and approved the following proposals, which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A for the 2017 Special Meeting of Shareholders filed by the Company with the Securities and Exchange Commission on February 10, 2017 (the “Proxy Statement”):
(1)
To approve the Agreement and Plan of Merger (the “merger agreement”), pursuant to which T Acquisition, Inc. will acquire the Company through the merger of a wholly-owned subsidiary of Parent with and into the Company (the “merger”). Final voting results were as follows:

	Number	% of Voted	% of Outstanding
Votes For	3,271,576	99.71%	80.75%
Votes Against	9,113	0.28%	0.22%
Abstentions	250	0.01%	0.01%

(2)
To approve, by non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger. Final voting results were as follows:

	Number	% of Voted	% of Outstanding
Votes For	3,113,236	94.89%	76.84%
Votes Against	161,571	4.92%	3.99%
Abstentions	6,132	0.19%	0.15%

(3)
To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement. Final voting results were as follows:

	Number	% of Voted	% of Outstanding
Votes For	3,262,276	99.43%	80.52%
Votes Against	13,413	0.41%	0.33%
Abstentions	5,250	0.16%	0.13%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: March 13, 2017	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer